                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

June 14, 2004

Catalyst Semiconductor, Inc.
1250 Borregas Avenue
Sunnyvale, CA 94089

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on June 14, 2004, as amended (the "Registration Statement"), filed the date hereof in connection with the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of your Common Stock, $0.001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 600,000 shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares to be sold by you.

     It is our opinion that upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                        Very truly yours,

                                        Wilson Sonsini Goodrich & Rosati
                                        Professional Corporation


                                        /s/ Wilson Sonsini Goodrich & Rosati